UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 16, 2011

ESSEX PROPERTY TRUST, INC.
(Exact Name of Registrant as Specified in its Charter)

001-13106
(Commission File Number)

Maryland	77-0369576

(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

925 East Meadow Drive, Palo Alto, California 94303
(Address of Principal Executive Offices) (Zip Code)

(650) 494-3700
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On September 16, 2011, Essex Property Trust, Inc. (the “Company”) through Essex Portfolio, L.P. (the “Operating Partnership”) entered into a new $425 million unsecured revolving credit facility. The initial term of the facility is three years, and provides for two, 1-year extension periods at the Company’s option. The credit facility contains an accordion feature which will allow the Company to increase the amount of the facility to $500 million.

The credit facility borrowing rates float at a margin over LIBOR plus a facility fee, which are both tied to the Company’s senior unsecured credit ratings. The current LIBOR margin on the credit facility is 1.25% with an annual facility fee of 0.25%.

PNC Capital Markets LLC was the Sole Lead Arranger and Sole Book Runner.  PNC Bank, National Association serves as the Administrative Agent.  Lenders to the transaction include US Bank, National Association, Union Bank, N.A., Wells Fargo Bank, National Association, Bank of Montreal, Bank of the West, Keybank National Association, Compass Bank, Capital One, N.A., and Comerica Bank.

Additional information relating to the facility is set forth in the Company’s press release dated September 19, 2011, filed with this report as Exhibit 99.1.

This facility replaced the previously existing $275 million unsecured line of credit with PNC Bank as Administrative Agent, which had an accordion option to $350 million.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release dated September 19, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 19, 2011

Essex Property Trust, Inc.

By:/s/ Michael T. Dance

Michael T. Dance
Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release